EXHIBIT 21
PVH CORP. SUBSIDIARIES

The following table lists all of the subsidiaries of PVH Corp. and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

Arrow C.V.	Netherlands
Authentic Fitness On-line, Inc.	Nevada
BassNet LLC	Delaware
Calvin Holding C.V.	Netherlands
Calvin Klein Europe B.V.	Netherlands
Calvin Klein Jeanswear Company	Delaware
Calvin Klein, Inc.	New York
Calvin Klein Stores Ireland Ltd.	Ireland
Calvin Klein Stores Rus LLC	Russia
Calvin Klein Stores Spain S.L.	Spain
Calvin Klein Stores UK Limited	United Kingdom
CCC Acquisition Corp.	Delaware
CK Jeanswear Asia Limited	Hong Kong
CK Logistics B.V.	Netherlands
CK Service Corp.	Delaware
CK Stores Austria GmbH	Austria
CK Stores Belgium BVBA	Belgium
CK Stores B.V.	Netherlands
CK Stores Denmark ApS	Denmark
CK Stores Finland OY	Finland
CK Stores France SAS	France
CK Stores Germany Gmbh	Germany
CK Stores Italy S.r.l.	Italy
CK Stores Netherlands B.V.	Netherlands
CK Stores Poland Sp. z o.o.	Poland
CK Stores Portugal, Unipessoal Lda.	Portugal
CK Stores Switzerland GmbH	Switzerland
CKJ Fashion (Shanghai) Ltd.	China
CKJ Holdings, Inc.	Delaware
CKU.com Inc.	Delaware
Cluett Peabody Resources Corporation	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Designer Holdings Ltd.	Delaware
Distribuidor Textil Warnaco Chile, Limitada	Chile
Elmira 3 B.V.	Netherlands
G-T (International) Fashion Co., Ltd	Hong Kong

Name	State or Other Jurisdiction of Incorporation

Gold Lightening Ltd.	Hong Kong
Hangzhou G-T Trading Co., Ltd.	China
Hilfiger Stores B.V.	Netherlands
Hilfiger Stores Belgium BVBA	Belgium
Hilfiger Stores d.o.o.	Croatia
Hilfiger Stores Denmark Aps	Denmark
Hilfiger Stores Finland OY	Finland
Hilfiger Stores France SAS	France
Hilfiger Stores GesmbH	Austria
Hilfiger Stores GmbH	Germany
Hilfiger Stores GmbH	Switzerland
Hilfiger Stores Ireland Ltd.	Ireland
Hilfiger Stores Ltd.	United Kingdom
Hilfiger Stores Luxembourg S.à.r.l	Luxembourg
Hilfiger Stores Netherlands B.V.	Netherlands
Hilfiger Stores Rus LLC	Russia
Hilfiger Stores S.r.l.	Italy
Hilfiger Stores s.r.o.	Czech Republic
Hilfiger Stores Sp. z o. o.	Poland
Hilfiger Stores Sweden AB	Sweden
izod.com inc.	Delaware
Karl Lagerfeld LLC	Delaware
Mullion International Limited	British Virgin Islands
Ocean Pacific Apparel Corp.	Delaware
Operadora de Tiendas de Menudeo S. de R.L. de C.V.	Mexico
Phillips-Van Heusen Ireland Ltd.	Ireland
Premium Garments Wholesale Trading Private Limited	India
PVH (India) Ltd.	British Virgin Islands
PVH (Macao) Company Limited	Macao
PVH Asia Limited	Hong Kong
PVH B.V.	Netherlands
PVH Belgium BVBA	Belgium
PVH Beteiligungsgesellschaft mbH	Germany
PVH Canada, Inc.	Canada
PVH Commerce (Shanghai) Company Limited	China
PVH Commercial Malaysia Sdn Bhd	Malaysia
PVH Denmark Aps	Denmark
PVH Deutschland GmbH	Germany
PVH Europe B.V.	Netherlands
PVH Europe, Inc.	Delaware
PVH Far East Limited	Hong Kong
PVH Finland OY	Finland
PVH Foreign Holdings Corp.	Delaware
PVH France SAS	France

Name	State or Other Jurisdiction of Incorporation

PVH gTLD Holdings LLC	Delaware
PVH Gift Card Company	Virginia
PVH Guam, Inc.	Delaware
PVH Holdings GmbH & Co. KG	Germany
PVH International B.V.	Netherlands
PVH Italia S.r.l.	Italy
PVH Kenya Limited	Kenya
PVH Korea Co., Ltd.	Korea
PVH Management Consultant (Shanghai) Ltd.	China
PVH Mexico S.A. de C.V.	Mexico
PVH Neckwear, Inc.	Delaware
PVH Netherlands B.V.	Netherlands
PVH Norge AS	Norway
PVH Osterreich GesmbH	Austria
PVH Prince C.V. Holding Corporation	Delaware
PVH Puerto Rico LLC	Delaware
PVH Puerto Rico, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Stores LLC	Delaware
PVH Schweiz GmbH	Switzerland
PVH Services S. de R.L de C.V.	Mexico
PVH Shanghai Co. Ltd.	China
PVH Singapore Private Limited	Singapore
PVH Sweden AB	Sweden
PVH Taiwan Company Limited	Taiwan
PVH UK Limited	United Kingdom
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
Quiver C.V.	Netherlands
T. H. International N.V.	Netherlands Antilles
TH 1 Holding (Cyprus) Ltd.	Cyprus
TH Australia Holdings Pty Limited	Australia
TH Monument B.V.	Netherlands
The Warnaco Group, Inc.	Delaware
Tomcan Investments Inc.	Delaware
Tommy Hilfiger (Eastern Hemisphere) Ltd.	British Virgin Islands
Tommy Hilfiger (HK) Limited	Hong Kong
Tommy Hilfiger Corporation	British Virgin Islands
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Japan Corporation	Japan
Tommy Hilfiger Japan Holding Godo Kaisha	Japan
Tommy Hilfiger Licensing B.V.	Netherlands
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Sirketi	Turkey

Name	State or Other Jurisdiction of Incorporation

Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Services Limited	United Kingdom
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger U.S.A. Inc.	Delaware
Tommy Hilfiger Wholesale, Inc.	California
Tommy Holding C.V.	Netherlands
Warnaco (HK) Ltd.	Barbados
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Distribution Srl	Uruguay
Warnaco France S.a.r.l.	France
Warnaco Global Sourcing Limited	Hong Kong
Warnaco, Inc.	Delaware
Warnaco Netherlands B.V.	Netherlands
Warnaco Puerto Rico, Inc.	Delaware
Warnaco Retail Inc.	Delaware
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco U.S., Inc.	Delaware
WBR Industria e Comercio de Vestuario Ltda.	Brazil
Wellrose Ltd.	Hong Kong

April 1, 2015